                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (date of earliest event reported):

                                  JULY 6, 1999
                                  ------------


                          MACK-CALI REALTY CORPORATION
                          ----------------------------
             (Exact name of Registrant as specified in its charter)


                                    MARYLAND
                                    --------
                 (State or other jurisdiction of incorporation)


         1-13274                                           22-3305147
         -------                                           ----------
    (Commission File No.)                               (I.R.S. Employer
                                                        Identification No.)


                  11 COMMERCE DRIVE, CRANFORD, NEW JERSEY 07016
                  ---------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (908) 272-8000
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

         On June 10, 1999, the Board of Directors of Mack-Cali Realty Corporation (the "Company") authorized a dividend distribution (the "Distribution") of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company. The dividend is payable on July 6, 1999 (the "Record Date"), to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1000) of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $100.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Shareholder Rights Agreement (the "Rights Agreement"), dated as of July 6, 1999, by and between the Company and ChaseMellon Shareholder Services, LLC, as rights agent (the "Rights Agent").

         Initially, the Rights will be attached to all Common Share certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) ten calendar days following the date (the "Shares Acquisition Date") of public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding Common Shares or (ii) ten calendar days (or such later date as may be determined by action of the Board of Directors prior to the time any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or public announcement of an intent to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of fifteen percent (15%) or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date, the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates. New Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date, the surrender for transfer of any certificates representing outstanding Common Shares also will transfer the Rights associated with the Common Shares represented by such certificate. Any person or group owning in excess of 15% of the outstanding Common Shares as of July 6, 1999, shall only trigger the effects referred to above if such person increases its ownership of Common Shares to 10% or more greater than the beneficial ownership of Common Shares of such Person on such date.

         As soon as practicable following the Distribution Date, separate certificates representing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will represent the Rights.


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         The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on July 6, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Right Certificates are earlier redeemed or exchanged by the Company, as described below. Each Right generally will entitle the holder to purchase one one-thousandth (1/1,000th) of a Preferred Share of the Company at a price of $100.00.

         In the event that, following the Distribution Date, any person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares having a market value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, once any person or group becomes an Acquiring Person, all Rights that are or were beneficially owned by any such Acquiring Person will be null and void.

         For example, at an exercise price of $100.00 per Right, each Right not owned by an Acquiring Person would entitle its holder to purchase $200.00 worth of Common Stock for $100.00. Assuming that the Common Stock had a per share value of $40.00 on the date upon which such person or group became an Acquiring Person, the holder of each valid right would be entitled to purchase five (5) shares of Common Stock for $100.00.

         In the event that, following the Distribution Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company's consolidated assets or earning power is sold or transferred, then each holder of a Right (except Rights which previously have been voided as set forth in the preceding paragraph) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

         The Purchase Price payable, and the number of Preferred Shares (or Common Shares) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for the purchase of Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until the time at which cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractional shares which are integral multiples of one one-thousandth of a Preferred Share) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.


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         At any time after any person or group becomes an Acquiring Person, the
Board of Directors may cause the Company to exchange the Rights (other than Rights owned by the Acquiring Person which shall have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         At any time prior to the earlier of (i) the close of business on the tenth calendar day following the Shares Acquisition Date (or if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date) or (ii) the Final Expiration Date, the Board of Directors of the Company may cause the Company to redeem the Rights in whole, but not in part, at a price of $.0l per Right (the "Redemption Price"). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall required that there be Continuing Directors (as defined below) in office and that a majority of the Continuing Directors approve such decision. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, with, if required, the concurrence of the Continuing Directors, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The term "Continuing Director" means any member of the Board of Directors of the Company, while such Person is a member of the Board of Directors, who (i) is not (A) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or (B) a representative or nominee of an Acquiring Person or of any such Affiliate or Associate or (C) any Person elected to the Board of Directors as a result of a proxy solicitation or initiative referred to in
Section 23(b); and (ii) either (A) was a member of the Board of Directors immediately prior to the time any Person becomes an Acquiring Person or (B) subsequently becomes a member of the Board of Directors, if such Person's nomination for election or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of one one-thousandth percent (.001%) and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group (other than Acquiring Persons) and (ii) ten percent (10%), except that from and after such time as any person or group becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

         The foregoing description of the Rights is qualified in its entirety by reference to


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the Rights Agreement which is attached as an exhibit to this Form 8-K.

         In connection with the foregoing, the Company hereby files the documents listed below:


        Exhibit                Document
        -------                --------
         4.1       Shareholder Rights Agreement, dated as of July 6, 1999, between
                     Mack-Cali Realty Corporation and ChaseMellon Shareholder Services,
                     LLC, as Rights Agent

         4.2       Articles Supplementary of Series A Junior Participating Preferred
                     Stock

         10.1      Amendment No. 2 to the Second Amended and Restated Agreement of
                     Limited Partnership of Mack-Cali Realty, L.P., as amended

         22.1      News Release of Mack-Cali Realty Corporation dated July 2, 1999



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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MACK-CALI REALTY CORPORATION


Date:  July 2, 1999               By: /s/ Barry Lefkowitz
                                     ------------------------------------------
                                     Barry Lefkowitz
                                     Executive Vice President and Chief
                                     Financial Officer



6

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                                  EXHIBIT INDEX


        Exhibit                Document
        -------                --------
         4.1       Shareholder Rights Agreement, dated as of July 6, 1999, between
                     Mack-Cali Realty Corporation and ChaseMellon Shareholder Services,
                     LLC, as Rights Agent

         4.2       Articles Supplementary of Series A Junior Participating Preferred
                     Stock

         10.1      Amendment No. 2 to the Second Amended and Restated Agreement of
                     Limited Partnership of Mack-Cali Realty, L.P., as amended

         22.1      News Release of Mack-Cali Realty Corporation dated July 2, 1999



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